Exhibit 10.63

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”) is made as of the 19th day of January 2024, by and between GREYSTONE HOUSING IMPACT INVESTORS LP, a Delaware limited partnership (the “Partnership”), and the investor signatory hereto (the “Investor”).

WHEREAS, the Investor holds the securities of the Company set forth on the Investor’s signature page attached hereto (the “Existing Securities”);

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Partnership desires to exchange with the Investor, and the Investor desires to exchange with the Company, the Existing Securities for the Series B Preferred Units representing limited partnership interests of the Partnership set forth on the Investor’s signature page hereto (the “Series B Preferred Units” or the “Exchange Securities”) having the rights, preferences, and privileges set forth in that certain Designation of the Preferences, Rights, Restrictions, and Limitations of the Series B Preferred Units attached as Exhibit BP to the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated as of December 5, 2022 (the “Certificate of Designations”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and the mutual agreements, representations and warranties, provisions, and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Exchange. On the Closing Date (as defined below), subject to the terms and conditions of this Agreement, the Investor shall, and the Partnership shall, exchange the Existing Securities for the Exchange Securities. Subject to the conditions set forth herein, the exchange of the Existing Securities for the Exchange Securities shall take place at the offices of Greystone AF Manager LLC, which is the general partner of the general partner of the Partnership (the “General Partner”), on January 19, 2024, or at such other time and place as the General Partner and the Investor mutually agree (the “Closing” and the “Closing Date”). At the Closing, the following transactions shall occur (such transaction, an “Exchange”):

(a)
On the Closing Date, in exchange for the Existing Securities, the Partnership shall issue Exchange Securities to the Investor and deliver evidence of the issuance of such Exchange Securities to the Investor or its designee in accordance with the Investor’s delivery instructions set forth on the Investor signature page hereto. Upon the issuance of the Exchange Securities in accordance with this Section 1(a), all of the Investor’s rights under the Existing Securities shall be extinguished.
(b)
On the Closing Date, the Investor shall be deemed for all corporate purposes to have become the holder of record of the Exchange Securities, and the Existing Securities shall be deemed for all corporate purposes to have been cancelled.

(c)
The Partnership and the Investor shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange, including, at the request of the Partnership or the General Partner, or the Partnership’s transfer agent, executed assignments in customary form.

Section 2. Closing Conditions.

(a)
Conditions to Investor’s Obligations. The obligation of the Investor to consummate the Exchange is subject to the fulfillment, to the Investor’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

(i)
Representations and Warranties. The representations and warranties of the Partnership contained in this Agreement shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as if made on and as of such date.
(ii)
Issuance of Securities. At the Closing, the Partnership shall deliver evidence of the issuance of the Exchange Securities, registered in the name of the Investor, to the Investor or its designee in accordance with the Investor’s delivery instructions set forth on the Investor signature page hereto.

(iii)
No Actions. No action, proceeding, investigation, regulation, or legislation shall have been instituted, threatened, or proposed before any court, governmental agency, or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.
(iv)
Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Investor, and the Investor shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.
(b)
Conditions to the Partnership’s Obligations. The obligation of the Partnership to consummate the Exchange is subject to the fulfillment, to the Partnership’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

(i)
Representations and Warranties. The representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as if made on and as of such date.
(ii)
No Actions. No action, proceeding, investigation, regulation, or legislation shall have been instituted, threatened, or proposed before any court, governmental agency, or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(iii)
Registration Statement Effective. The registration statement on Form S-4 (or such other form as the Partnership is eligible to use for the Exchange) which has been filed with the Partnership with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) covering the Series B Preferred Units issued in the Exchange (the “Registration Statement”) shall have been declared effective by the SEC and such Registration Statement shall remain effective as of the Closing, and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act as of the Closing, and no proceedings for that purpose shall have been instituted, or shall be pending, by the SEC as of the Closing.

Exchange Agreement

(iv)
Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Partnership and the Partnership shall have received all such counterpart originals or certified or other copies of such documents as the Partnership or General Partner may reasonably request.

Section 3. Representations and Warranties of the Partnership. The Partnership hereby represents and warrants to the Investor that:

(a)
Organization, Good Standing and Qualification. The Partnership is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Partnership is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.
(b)
Authorization. All corporate action on the part of the Partnership, the General Partner, and their respective officers, directors, and managers necessary for the authorization, execution, and delivery of this Agreement and the performance of all obligations of the Partnership hereunder, and the authorization (or reservation for issuance of), the Exchange, and the issuance of the Exchange Securities have been taken on or prior to the date hereof.

(c)
Valid Issuance of the Securities. The Series B Preferred Units, when issued in accordance with the terms of this Agreement, for the consideration expressed herein, will be duly and validly issued, fully paid, and non-assessable.
(d)
Consents; Waivers. No consent, waiver, approval, or authority of any nature, or other formal action, by any person or entity, not already obtained, is required in connection with the execution and delivery of this Agreement by the Partnership or the consummation by the Partnership of the transactions provided for herein and therein.
(e)
Absence of Proceedings. There is no action, suit, proceeding, inquiry, or investigation before or by any court, public board, government agency, self-regulatory organization, or other body pending or, to the knowledge of the Partnership or General Partner, threatened against or affecting the Partnership, the Exchange Securities, or any of the Partnership’s officers in their capacities that would have a material adverse effect on the Partnership’s business or properties. There is no stop order suspending the effectiveness of the Registration Statement that has been issued under the Securities Act and that is currently in effect, and no proceedings for that purpose have been instituted by the SEC or are pending.

(f)
Validity; Enforcement; No Conflicts. This Agreement and the other documents entered into in connection herewith (the “Transaction Documents”) to which the Partnership is a party, have been duly and validly authorized, executed, and delivered on behalf of the Partnership and shall constitute the legal, valid, and binding obligations of the Partnership enforceable against the Partnership in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery, and performance by the Partnership of this Agreement and each Transaction Document to which the Partnership is a party and the consummation by the Partnership of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Partnership, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, or instrument to which the Partnership is a party or by which it is bound, or (iii) result in a violation of any law, rule, regulation, order, judgment, or decree (including

Exchange Agreement

federal and state securities or “blue sky” laws) applicable to the Partnership, except in the case of clause

(ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Partnership to perform its obligations hereunder.

Section 4. Representations and Warranties of the Investor. The Investor hereby represents, warrants, and covenants to the Partnership that:

(a)
Investor Information. The address of the Investor on the signature page hereto is the true and correct address of the domicile and residency of the Investor, and the Investor has no present intention of changing such address to another state or jurisdiction. The Investor agrees to promptly notify the Partnership if the information contained in this Agreement or any other Transaction Document is or becomes incorrect.
(b)
Investment Intent. The Investor is acquiring the Series B Preferred Units for its own account and for investment purposes only, and not with a view to the distribution or resale thereof, in whole or in part, to anyone else.

(c)
Liquidity. The Investor is in such a financial condition that it has no need for liquidity with respect to the Series B Preferred Units and no need to dispose of any portion of the Series B Preferred Units acquired hereby to satisfy any existing or contemplated undertaking or indebtedness. The Investor hereby represents that, at the present time, the Investor could afford a complete loss of its investment in the Series B Preferred Units.
(d)
No Governmental Approvals of Offering. The Investor understands that no federal or state governmental agency or authority, including the SEC, has approved or disapproved of the Series B Preferred Units or determined that the prospectus that is made part of the Registration Statement is truthful or complete.

(e)
Availability of Other Information. The Investor acknowledges that the Partnership has made available to it and its management the opportunity to ask questions and receive answers concerning the Partnership, the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated as of December 5, 2022, as amended (the “Partnership Agreement”), and the Series B Preferred Units, and to obtain any additional information which the Partnership or General Partner possesses or can acquire without unreasonable effort or expense and has received any and all information requested.

(f)
Independent Evaluation of Exchange. No representations or warranties have been made to the Investor concerning the Partnership, its business, the General Partner, or the Series B Preferred Units by the Partnership, the General Partner, any affiliate of the Partnership or the General Partner, or any agent, officer, or employee of any of them, or by any other person, other than as set forth herein, and in entering into this Agreement the Investor is not relying on any information other than the results of the Investor’s own independent investigation and due diligence. In this regard, the Investor has made its own inquiry and analysis (on its own or with the assistance of others) with respect to the Partnership and its business, the General Partner, the Series B Preferred Units, the Partnership Agreement, and other material factors affecting the Series B Preferred Units. Based on such information and analysis, the Investor has been able to make an informed decision to enter into this Agreement and acquire the Series B Preferred Units.

(g)
Sophistication of Investor. The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of an investment in the Series B Preferred Units. To the extent necessary, the Investor has retained, at its own expense, and relied

Exchange Agreement

upon, appropriate professional advice regarding the investment, tax, and legal merits and consequences of this Agreement and the ownership of the Series B Preferred Units.

(h)
No Public Market for the Series B Preferred Units. The Investor understands that there is no public market for the Series B Preferred Units, the Partnership does not intend for a public market in the Series B Preferred Units to develop, and such a public market is unlikely ever to develop.

(i)
State of Domicile. The Investor’s state of domicile, both at the time of the initial offer of the Series B Preferred Units to the Investor and at the present time, was and is within the state set forth in the Investor’s address disclosed on this Agreement below.
(j)
Organization and Authority; Investor Status. The Investor is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization with the full right, corporate or partnership power, and authority to enter into and to consummate the transactions contemplated by this Agreement and to otherwise carry out its obligations hereunder. The execution, delivery, and performance by the Investor of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Investor. The Investor’s governing instruments permit, and it is duly qualified to enter into, the Exchange. This Agreement and the other Transaction Documents have been duly executed by the Investor, and when delivered by the Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms.

(k)
Tax Consequences of Investment. The Investor hereby acknowledges that there can be no assurance regarding the tax consequences of an investment in the Series B Preferred Units, nor can there be any assurance that the Internal Revenue Code of 1986, as amended, or the regulations promulgated thereunder, or other applicable laws and regulations, will not be amended at some future time. In making this investment for the Series B Preferred Units, the Investor hereby represents that it is relying solely upon the advice of the Investor’s tax advisor with respect to the tax aspects of an investment in the Series B Preferred Units.
(l)
Anti-Money Laundering Provisions. Neither the Investor nor (i) any person controlling or controlled by the Investor, (ii) any person having a beneficial interest in the Investor, or (iii) any person for whom the Investor is acting as agent or nominee in connection with this investment, is a person or entity with which the Partnership would be prohibited from engaging in a transaction under the rules and regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control. No funds the Investor used or will use for the purchase of Series B Preferred Units either now or for any future capital contributions, if any, were, and are not directly or indirectly derived from, activities that contravene U.S. federal, state, local, or international laws and regulations applicable to the Investor, including U.S. anti- money laundering laws and regulations. The Investor agrees to promptly notify the Partnership if any of the foregoing representations in this Section 4(l) cease to be true and accurate regarding the Investor. The Investor also agrees to provide the Partnership and the General Partner with any additional information regarding the Investor that the Partnership or General Partner deems necessary or convenient to ensure compliance with the foregoing representations. The Investor understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering or similar activities, the Partnership may undertake appropriate actions to ensure compliance with applicable laws or regulations, including, but not limited to, segregation and/or redemption of the Investor’s investment in the Series B Preferred Units. The Investor further understands that the Partnership may release confidential information about the Investor and, if applicable, any underlying beneficial owners of the Investor, to the proper authorities if the General Partner, in its sole discretion, determines that it is in the best interests of the Partnership in light of the foregoing described anti-money laundering rules.

Exchange Agreement

(m)
No Right to Require Registration Upon Resale. The Investor understands that the Investor has no right to require the Partnership to register the further resale of the Investor’s Series B Preferred Units under federal or state securities laws at any time.

Section 5. Additional Covenants.

(a)
Governing Law. The Investor agrees that, notwithstanding the place where this Agreement may be executed by any of the parties hereto, all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of laws. The Investor hereby irrevocably agrees that any suit, action, or proceeding with respect to this Agreement and any or all transactions relating hereto shall be brought in the local courts in New Castle County, Delaware or in the U.S. District Court for the District of Delaware, as the case may be.
(b)
Indemnification of the Partnership and Others. The Investor agrees to hold the Partnership, the General Partner, and its officers, managers, and controlling persons (as defined in the Securities Act), and any persons affiliated with any of them or with the issuance of the Series B Preferred Units, harmless from all expenses, liabilities, and damages (including reasonable attorneys’ fees) deriving from a disposition of the Series B Preferred Units by the Investor in a manner in violation of the Securities Act, or of any applicable state securities law or which may be suffered by any such person by reason of any breach by the Investor of any of the representations contained herein.
(c)
Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery, and performance of this Agreement and the other Transaction Documents.

Section 6. Miscellaneous.

(a)
Successors and Assigns. This Agreement is not transferable or assignable by the Investor without the prior written consent of the Partnership. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as set forth in Section 5(b) of this Agreement or otherwise expressly provided herein.
(b)
Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
(c)
Notices. All notices or other communications to be given or made hereunder to the Investor shall be in writing and may be hand delivered or sent by fax, certified or registered mail, postage prepaid, e-mail, or by a private overnight delivery service to the Investor’s address set forth below.

(d)
Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Partnership and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon Investor and the Partnership.
(e)
Severability. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void, or unenforceable, the remainder of the terms,

Exchange Agreement

provisions, covenants, and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired, or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant, or restriction.
(f)
Entire Agreement. This Agreement contains the entire agreement and understanding of the parties with respect to its subject matter and supersedes all prior agreements and understandings between the parties with respect to their subject matter.
(g)
Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one and the same Agreement, it being understood that the parties need not sign the same counterpart. In the event that any signature on this Agreement or any instrument pursuant to Section 6(d) hereof is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a legally valid and binding obligation of the executing party (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page was an original thereof.
(h)
Interpretation. Unless the context of this Agreement clearly requires otherwise, (i) references to the plural include the singular, the singular the plural, the part the whole, (ii) references to any gender include all genders, (iii) “including” has the inclusive meaning frequently identified with the phrase “but not limited to,” and (iv) references to “hereunder” or “herein” relate to this Agreement.

(i)
Survival. The representations, warranties, and covenants of the Partnership and the Investor contained herein shall survive the Closing and issuance of the Exchange Securities.
(j)
WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, EACH PARTY HEREBY KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[Remainder of Page Intentionally Left Blank]

Exchange Agreement

IN WITNESS WHEREOF, the parties have executed this Exchange Agreement as of the date first set forth above.

The Partnership:

GREYSTONE HOUSING IMPACT INVESTORS LP
By: /s/ Kenneth C. Rogozinski
Kenneth C. Rogozinski, Chief Executive Officer

Investor:

Name of Investor:	Mechanics Bank
Address of Investor:	3800 Riverlakes Drive Bakersfield, CA 93312
Signature of Authorized Signatory:	/s/ Fred Lambright
Name and Title of Authorized Signatory:	Fred Lambright Senior Vice President Community Development/CRA Officer
Number of Existing Securities Held by Investor:	1,750,000
Number of Series B Preferred Units Issued to Investor:	1,750,000
Aggregate Amount of Investment:	$17,500,000
Date Signed by Investor:	January 19, 2024

Selection of Designated Target Region:

The Investor indicated above hereby selects the following as the Designated Target Region for the Investor’s investment:

Complete One:

The State of
The multi-state region including
The metropolitan area(s) of
The entire United States

Exchange Agreement

The Investor may also request an allocation of capital to specific investments already within the portfolio. Such requests to be allocated as according to the “CRA Credit Allocation Methodology” set forth in the prospectus (the “Prospectus”) that is made part of the Registration Statement and subject to confirmation by the General Partner.

Property Name	State	County	Allocation Request Amount
Montevista	CA	Contra Costa	$6,000,000
Ocotillo Springs	CA	Imperial	$1,500,000
Sycamore Walk	CA	Kern	$1,500,000
Tyler Park Townhomes	CA	Monterey	$4,000,000
Santa Fe Apartments	CA	San Bernadino	$1,500,000
Vineyard Gardens	CA	Ventura	$3,000,000
TOTAL:			$17,500,000

By signing this Agreement, the Investor acknowledges reading and agrees to the provisions set forth in the section captioned “CRA Credit Allocation Methodology” of the Prospectus. The Investor acknowledges that the General Partner provides no guarantee that the Investor will receive CRA credit for its investment in the Series B Preferred Units.

Exchange Agreement